UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 19, 2013

KOSMOS ENERGY LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton, Bermuda		HM 11 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +1 441 295 5950

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2013, Kosmos Energy Ltd. (the “Company”) adopted a severance policy that provides severance benefits to regular full-time U.S. employees whose employment is terminated in connection with a “change in control” (as defined in the Company’s Long-Term Incentive Plan) for any of the following reasons:

•	Work force reduction;

•	Departmental reorganization that results in job elimination;

•
Departmental reorganization that results in a material diminution of the skills, requirements, aptitudes or other criteria of the position, if the employee declines an offer of continued employment in the altered position or in another position that the Company deems comparable in its reasonable discretion; or

•	Relocation of the job functions outside of a 50-mile radius, if the employee is not offered employment at the new location or declines an offer of employment at the new location.

The severance policy provides for the following severance benefits:

•	A lump sum cash severance payment in an amount determined based on the employee’s title, years of service and base salary, as follows:

o
For members of the Company’s Senior Leadership Team, the amount of cash severance equals 24 months of base salary plus four additional weeks of base salary for each year of service. The Senior Leadership Team currently consists of Brian F. Maxted (Chief Executive Officer), W. Greg Dunlevy (Executive Vice President and Chief Financial Officer), Christopher J. Ball (Senior Vice President, Business Development), Jason E. Doughty (Senior Vice President, General Counsel), Tyner M. Gaston (Senior Vice President, Global Human Resources), William S. Hayes (Senior Vice President, External Affairs) and Darrell L. McKenna (Chief Operating Officer); and

o
For other eligible executives and employees, the amount of cash severance ranges from three to 12 months of base salary, plus from two to four additional weeks of base salary for each year of service, but capped at 18 months of base salary;

•	A prorated portion of the employee’s annual target bonus for the current year, if not yet paid;

•	A cash payment in an amount equal to the premium cost of continued healthcare coverage for the minimum severance period (i.e., disregarding additional weeks of severance based on years of service);

•	Outplacement services for 18 months (for members of the Senior Leadership Team and other Senior Vice Presidents) and from three to six months for other eligible employees; and

•	Payout of unused vacation time.

Employees who have a separate severance agreement may receive benefits under that agreement or the severance policy, but not both. To receive severance benefits under the severance policy, an employee must sign and not revoke a separation and release agreement in the form prescribed by the Company. The Company may amend or terminate the severance policy at any time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       December  26, 2013

KOSMOS ENERGY LTD.

By:	/s/ W. Greg Dunlevy
W. Greg Dunlevy
Executive Vice President and Chief Financial Officer